ADPI CAPITAL™



EQUITY FUND 1

An Investment Opportunity

EDUCATION EXPERIENCE ACCESS EQUITY

ADPI Capital Fund 1 LLC referred to as Equity Fund 1 (the "Fund"), a limited liability company organized in Wyoming, is furnishing this presentation (the "presentation") for general background information about the Company's activities at the date of this presentation in relation to its proposed offering under Tier 2 of Regulation A. This presentation does not constitute an offer to the public or an offer for sale or solicitation to purchase or subscribe for any securities of the Fund or its subsidiaries and it should not be relied on in connection with a decision to purchase or subscribe for any such securities. The information in this presentation is provided in summary form only and does not purport to be complete. This presentation does not contain all the information that is or may be material to investors or potential investors and should not be considered as advice or a recommendation to investors or potential investors in respect of the holding, purchasing or selling of securities of the Fund and does not take into account any investor's particular objectives, financial situation or needs. This presentation may be amended and supplemented as the Fund sees fit, may not be relied upon for the purpose of entering into any transaction and should not be construed as, nor be relied on in connection with, any offer or invitation to purchase or subscribe for, underwrite or otherwise acquire, hold or dispose of any securities of the Fund, and shall not be regarded as a recommendation in relation to any such transaction whatsoever. The contents of this presentation should not be considered to be legal, tax, investment or other advice, and any investor or prospective investor considering the purchase or disposal of any securities of the Fund should consult with its own counsel and advisers as to all legal, tax, regulatory, financial and related matters concerning an investment in or a disposal of such securities and as to their suitability for such investor or prospective investor.

This presentation contains forward-looking statements. These statements may include the words "believe", "expect", "anticipate", "intend", "plan", "estimate", "project", "will", "may", "targeting" and similar expressions as well as statements other than statements of historical facts including, without limitation, those regarding the financial position, business strategy, plans, targets and objectives of the management of the Fund for future operations (including development plans and objectives). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may affect the Fund's ability to implement and achieve the economic and monetary policies, budgetary plans, fiscal guidelines and other development benchmarks set out in such forward-looking statements and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Fund's present and future policies and plans and the environment in which the Fund will operate in the future. Furthermore, certain forward-looking statements are based on assumptions or future events which may not prove to be accurate, and no reliance whatsoever should be placed on any forward-looking statements in this presentation. The forward-looking statements in this presentation speak only as of the date of this presentation, and the Fund expressly disclaims to the fullest extent permitted by law any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund's offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.

No offer to sell securities or solicitation of an offer to buy securities is being made in any state where such offer or sale is not permitted under the blue sky or state securities laws thereof. No offering is being made to individual investors unless and until the offering has been registered in that state or an exemption from registration exists. the Fund intends to complete an offering under Tier 2 of Regulation A and as such intends to be exempted from state registration pursuant to federal law. Although an exemption from registration under state law may be available, the Fund may still be required to provide a notice filing and pay a fee in individual states.

No representation or warranty, express or implied, is made as to the fairness, accuracy or completeness of the presentation and the information contained herein and no reliance should be placed on it. Information in this presentation (including market data and statistical information) has been obtained from various sources (including third party sources) and the Fund does not guarantee the accuracy or completeness of such information. All projections, valuations and statistical analyses are provided for information purposes only.

FOR ALL INVESTORS: IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX, INVESTMENT, OR ACCOUNTING ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN ADVISORS WITH RESPECT TO THE LEGAL, TAX, REGULATORY, FINANCIAL, AND ACCOUNTING CONSEQUENCES OF THEIR INVESTMENT IN THE FUND. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SALFORD & CO. CAPITAL

PRESENTATION OUTLINE



OVERVIEW

EXECUTIVE SUMMARY

About ADPI Capital™

Founded in 2022, ADPI Capital™ is a community-driven investment firm dedicated to providing service members, veterans, and their families easy access to real estate investment opportunities. By removing common barriers to entry like wealth and large minimum investment requirements, ADPI Capital is disrupting the traditional investment process. We help the military community own more of the land they swore to protect and defend.

Fund Economics

- Target Fund Size: $10,000,000
- Minimum Investment: $500
- Hold Period: 5-7 Years
- Project Targeted Criteria
  - >8% Targeted Avg Annual Return Per Property
  - Growing Population Centers
  - Diverse Employment
- Projected Acquisition: 1,000+ Units (when fully funded)

Investment Strategy

- Multifamily | MHPs | Self Storage
- Value-Add | Yield Optimization | Development
- Asset Class: B/C
- Leverage the Active Duty Passive Income® (ADPI) community of military real estate investors to create an ecosystem of passive income through commercial real estate acquisition, management, and disposition



EDUCATION
EXPERIENCE
ACCESS
EQUITY



MISSION + VISION

Provide service members, veterans, and their families easy access to diversified real estate opportunities

Empowering you to own as much of America as possible!



MANAGEMENT TEAM

An expert team of proven military real estate investors*



Adam La Barr
Managing Member



Kevin Brenner
Managing Member



Markian Sich
Managing Member

*Combined past performance of ADPI Capital™ Management Team and Advisory Council is not indicative of future success.

ADVISORY COUNCIL

An expert team of proven military real estate investors*



Tim Kelly
Advisory Board Member



Jill Campbell
Advisory Board Member



Eric Upchurch
Advisory Board Member

*Combined past performance of ADPI Capital™ Management Team and Advisory Council is not indicative of future success.

ADPI AT A GLANCE

Active Duty Passive Income® (ADPI) has simplified the process for active duty military, veterans, and their families to create streams of passive income through battle-tested real estate investing strategies*

60K+
Members

10K+
#1 Best-Selling Book Downloads

250+
Podcast Episodes

39K+
Social Followers


MILITARY
HOUSE
HACKING



*Fund has licensed Intellectual Property (IP) from Active Duty Passive Income® in order to capitalize on the foregoing.

OUR ECOSYSTEM

At ADPI Capital™, we're bridging the gap to commercial real estate for the entire ADPI community of 60,000+ military real estate investors.

With our unique fund model, community members will have access to our growing portfolio of diversified real estate assets owned and operated by ADPI Capital™ leaders and our professionally trained Military Multifamily Academy® Heroes and partners.



Active Duty Passive Income® Community Members
ADPI CAPITAL™
Commercial Real Estate Assets
ADPI Capital™ Equity Fund 1
Military Multifamily Academy® Heroes



INTRODUCING EQUITY FUND 1

DIVERSIFIED APPROACH

Value-Add Multifamily

- B/C multifamily in growing submarkets
- Force appreciation and cash flow growth through value-add improvements to the property and its operations
- A blended cash flow and equity position provides investors with expected regular returns and upside potential

Self Storage Facilities

- Self storage offers investors and operators stable, low-maintenance cash flow
- Force appreciation through NOI stabilization and tech upgrades like remote access and management optimization
- Increased demand for quality self storage solutions as top markets continue to see record growth and consolidation

Mobile Home Communities

- Mobile Home Parks with long term tenants and lower turnover rates have historically performed well during recessionary periods
- Poor optics lead to reduced competition when compared with other real estate asset classes
- Very few new MHPs able to be developed which makes these a much needed asset class







INVESTMENT STRATEGY

Provide Active Duty Passive Income® community members access to regular cash flow, aligned equity, and sought-after expected tax benefits associated with potentially high yield commercial real estate assets



Anticipated Quarterly Cash Flow*

- Primarily targeting performing assets with strong cash flow in emerging markets and submarkets



Favorable Equity Alignment

- $500 Minimum Investment
- Simplified equity split model without any confusing hurdles or waterfalls


TAX

Projected Tax Benefits

- Investors receive annual K-1s detailing potential qualified losses

*Subject to availability of distributable cash. See important investment, legal disclosures, and risk factors at the beginning of this presentation.

TARGET MARKETS

The Fund will work with Military Multifamily Academy Heroes and vetted sponsors to target, underwrite, purchase, and operate performing assets in qualified submarkets nationwide

Market Metrics and Criteria

Growing Population

A market or submarket with an expanding population leads to a larger tenant pool and is typically an indicator of strong economic performance

Diverse Employment Opportunities

Markets with multiple economic sectors indicate stability and lead to positive job growth and more opportunities for employees and prospective tenants

Low Crime Rates

Targeting markets with low crime rates decreases tenant turnover which helps reduce operational costs and boost Net Operating Income and valuations



ASSUMPTIONS AND CRITERIA*

Years of individual commercial real estate experience has led to the development of minimum criteria and assumption targets each project strives to meet prior to Fund investment consideration.



Active Operational Cash Flow

The Fund will only invest in projects that are actively cash flowing from the initial investment period and throughout the project's life cycle



Internal Control Review Process

Every project must pass a strict internal underwriting review using a proprietary ADPI Capital™ advanced underwriting webtool prior to Fund investment consideration



Detailed Project and Market Criteria

From favorable population growth trends to diversified economic market drivers to specific value-add features, each project is meticulously studied and hand selected for investment consideration from the Fund

*ADPI Capital™ management will use experience, assumptions, and criteria to rank projects and will remain ultimately responsible for deciding which projects the Fund participates in.

EQUITY FUND 1 HIGHLIGHTS*

Invest passively today to own more of the land you swore to protect!

$500 Minimum Investment	**8%+** Minimum Project Avg Annual Return Criteria*
5-7 Year Hold	**Highlights** • Access to CRE deals • Diversified Equity • Potential Tax Benefits • $500 Min Investment • No Recurring Fees

*Refers to the individual minimum targeted average annual return per property required before Fund investment consideration. Please review all disclosures and disclaimers prior to investing.

EQUITY FUND 1
STRUCTURE

Our unique Reg A+ fund structure allows us to raise, deploy, and distribute passive returns to our community of military real estate investors.

Start today with only $500 - no accreditation required*


DEPRECIATION
ADPI
CAPITAL™

*Investment limitations are for non-accredited investors only. See important investment, legal disclosures, and risk factors at the beginning of this presentation.

How It Works

Invest

$500 minimum investment

Pool

Your capital is combined into a blind fund and held in an escrow account where it will be primed for deployment

Pair

We market the fund to our community of Military Multifamily Academy Heroes and our deep network of professional operators

Review

Before committing any capital, our team independently vets and stress tests our partners' deals to verify their financial projections and viability

Execute

We leverage our strong capital position and experience to negotiate preferred ownership in our vetted projects. You start seeing expected quarterly returns six months after capital is raised and deployed*

*Subject to availability of distributable cash. See important investment, legal disclosures, and risk factors at the beginning of this presentation.



WHY INVEST?

MORE THAN JUST PASSIVE INVESTING

Veteran and military spouse owned, at ADPI Capital™ we know what it's like to serve.

No longer will military service obligations and overseas deployments get in the way of your financial goals.

Experience

With a history of managing and investing in income-producing commercial real estate assets, you can trust that we have what it takes to hit our goals

Streamlined Investing

For a limited time, get started investing with only $500 - no matter your investor status or net worth

Cash Flow + Equity

Take control of your finances with projected quarterly cash flow, potential tax benefits, and equity in an expected diverse portoflio of commercial real estate

BY THE NUMBERS

According to the National Council of Real Estate Investment Fiduciaries (NCREIF), Property Index, commercial real estate investments have an annual average return of 12.7 percent compared to the S&P 500 and the TSP G Fund, with an average annual return of 8.8 percent and 2.9%, respectively, over the past 15 years



15
10
5
0
-5
-10
-8.5%
2.9%
8.8%
12.7%
*Current CPI
**Avg Return TSP G Fund
**Avg Return S&P 500
***Avg Return CRE

Sources:
*US Bureau of Labor Statistics Economic Daily Report | 10 August 2022
**Thrift Savings Plan 15 Year Rate of Return Report 2005 - 2020 | 18 February 2022
***NCREIF NPI 15 Year Rate of Return Report 2005-2020 | 30 August 2021

UNPRECEDENTED ACCESS

Our portal was built to help military members, veterans, and their families invest on the go - without all the red tape and complex paperwork.

Just sign up, sync, and go!




ADPI CAPITAL
Tribeca Place
INVEST NOW
KEY INFORMATION
10%



SIMPLIFIED PASSIVE INVESTING

We've removed the barriers to passive investing for the military community

$500
Minimum Investment

8%+
Minimum Project Avg. Annual Return Criteria*

5-7
Year Hold

- Projected Quarterly ACH Distributions**
- Annual K-1s Included
- Streamlined Investor Portal
- Regular Project Updates
- No Accredited Investor Status Required
- No Recurring Fees

*Refers to the individual minimum project level average annual returns required before Fund investment consideration. Please review all disclosures and disclaimers prior to investing.

**Planned quarterly ACH distributions after first anticipated 6 months of operations

BONUS SHARE PROGRAM

Equity Fund 1™ Bonus Share Program*

When you invest into Equity Fund 1™, you'll be given the option to purchase Class A units at a reduced price in accordance with the table below, thus boosting your overall pro-rata return. Please review the Offering Materials to learn more about our Bonus Share Program.

Class A Unit Options

Investor Capital Contribution	Price Per Class A Unit
Up to $74,999	$100.00/Unit
$75,000 to $149,999	$99.75/Unit
$150,000+	$99.50/Unit

The more you invest, the more shares you'll be awarded! Be sure to review the Offering Materials to learn more.



*See important investment, legal disclosures, and risk factors at the beginning of this presentation

Next Steps

Create Your Profile

Login and sync your bank accounts to your profile using our secure investor portal

Document Review

Review the offering, register your interest, and sign the subscription documents

Verify and Transfer Funds

Once your account is verified, transfer funds into our escrow account where we'll pool investor capital and prep for deployment

Stay Informed

Use our intuitive investor portal to keep tabs on your investment and track the fund's overall performance

Cash In

Realize your returns quarterly through direct ACH deposits to the bank of your choosing


PASSIVE
INCOME
ROCKZ

FAQS

Frequently Asked Questions*

Who can invest in Equity Fund 1™

Anyone currently residing in the U.S. who is over the age of 18 can invest - no accreditation required! Foreign investors are also welcome.

I'm deployed and/or serving overseas. Can I invest?

Yes! As long as you have U.S. based bank accounts, you may invest.

Is this a long-term investment?

Absolutely. Like all private real estate investments, investments into Equity Fund 1™ should be viewed as long-term (5+ years). This is because nearly all of the most effective real estate investing strategies require a combination of both expertise and time to pay off in full. If you anticipate needing your investment back in the near term, we don't recommend investing with us.

When can I expect my initial investment to be returned?

While individual results will vary, in general, initial capital will be returned to investors during the disposition of the assets within the Fund at the close of the Fund (5-7 years). It's important to note that any return of capital is dependent upon market factors and cannot be guaranteed as this, like most investments, is speculative in nature. Please review all legal disclaimers and disclosures prior to deciding to invest.

How does your fee structure work?

Investors who choose to participate in Equity Fund 1™ will enjoy passive returns with ZERO recurring management or advisory fees. This rare model puts investors first and guarantees manager-investor alignment throughout the lifespan of the Fund.

*Every investment carries inherent risk, including but not limited to the risk of complete loss of an investor's initial contribution. Please review important investment, legal disclosures, and risk factors at the beginning of this presentation.

More Questions*

How do distributions work?

When available, investor distributions are made quarterly and are sent directly to an investor's bank account of choice using direct ACH payment. Regular financial summaries and updates will be made available to investors through our secure online fund platform. Simply log in to your account to view your investment's performance and download any financial summaries.

How soon can I expect my first distribution after investing?

Your distributions depend on multiple factors including, (1) when you invest, (2) the number of shares owned, and (3) when your capital is pooled and allocated into an opportunity. Our unique fund model allows investors to own shares that contribute capital to a variety of real estate opportunities. Depending on when you invest, you may see distributions within one quarter. However, early investors can expect to wait at least 6 months after we raise the minimum offering amount and deploy it into various real estate opportunities. Please review all the subscription documents to learn more about the fund's business plan and any legal disclosures regarding investor distributions.

What assets is Equity Fund 1™ targeting?

The Equity Fund 1™ management team is targeting 100+ unit B/C Multifamily, Mobile Home Parks, and Self-Storage facilities in growing submarkets in the central, southwest, and southeast United States. We base our market decisions on many factors including population growth, economic growth, unemployment trends, and household income to name a few.

What returns can I expect from Equity Fund 1™?

Specific returns will depend on your investment amount and the number of total shares you hold. Please note that the performance of projects operated by the Fund cannot be accurately projected. Please review all the subscription documents to learn more about the Fund's business plan and any legal disclosures regarding investor distributions.

*See important investment, legal disclosures, and risk factors at the beginning of this presentation



JOIN OUR SECURE PORTAL

Website: https://www.adpicapital.com

Email: invest@adpicapital.com